UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 28, 2016

TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5201 Interchange Way, Louisville, KY 40229
(Address of principal executive offices)
(502) 778-4421
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

            On June 28, 2016, Turning Point Brands, Inc. (the “Company”) converted 938,857 shares of the Company’s non-voting common stock, par value $0.01 per share, held by Standard General Master Fund, L.P. into an equal number of shares of the Company’s common stock, par value $0.01 per share, in accordance with the terms of the non-voting common stock set forth in the Company’s Second Amended and Restated Certificate of Incorporation.  The conversion was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof.  No commission or other remuneration was paid or given directly or indirectly in connection with the conversion.

            The common stock and non-voting common stock have identical rights, powers, preferences and privileges, except with respect to voting rights and conversion rights applicable to the non-voting common stock.  As a result of the conversion, the total number of outstanding shares of non-voting common stock decreased by 938,857, and the total number of outstanding shares of common stock increased by the same amount, with no shares of non-voting common stock remaining issued and outstanding.  The conversion did not increase the aggregate number of outstanding shares of the Company’s capital stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Dated: June 30, 2016	By:	/s/ James Dobbins
James Dobbins
Senior Vice President, General Counsel and Secretary